UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2009

Dyadic International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-102629	45-0486747
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

140 Intracostal Pointe Drive, Suite 404
Jupiter, Florida 33477
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (561) 743-8333

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously reported on Form 8-K dated November 19, 2008, Dyadic International, Inc. (“Dyadic”) entered into a nonexclusive license agreement (the “Agreement”) with Codexis, Inc. (“Codexis”) and Dyadic International (USA), Inc. (“Dyadic USA”) on November 14, 2008.  Among other things, the Agreement covers the use of Dyadic’s C1 expression system for large-scale production of enzymes in certain fields including biofuels and chemical and pharmaceutical intermediate production.

The Agreement includes an upfront payment by Codexis to Dyadic of $10 million provided that certain performance criteria are satisfied.  Additional financial terms were not disclosed.

On April 15, 2009, Dyadic received the final upfront payment for satisfying the performance criteria such that the total amount of payments received by Dyadic equaled $ 10 million.

A copy of the Agreement was previously filed with the Securities and Exchange Commission on November 20, 2008 as Exhibit 10.1 to the Form 8-K of Dyadic dated November 19, 2008 (the “Report”) and is incorporated by reference herein.  This summary is qualified in its entirety by reference to Exhibit 10.1 of the Report.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2009	Dyadic International, Inc.

	By:	/s/ Mark A. Emalfarb
Mark A. Emalfarb, Chief Executive Officer